UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2021 (September 22, 2021)

Vivos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39796	81-3224056
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9137 S. Ridgeline Boulevard, Suite 135

Highlands Ranch, Colorado 80129

(Address of principal executive offices) (Zip Code)

(866) 908-4867

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VVOS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Definitive Material Agreement.

Item 5.02(b) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2021, Vivos Therapeutics, Inc. (the “Company”) entered into a Sabbatical Agreement (the “Agreement”) with Dr. G. Dave Singh (“Dr. Singh”), the Company’s founder, Chief Medical Officer and director. The Agreement serves as an amendment to that certain Amended and Restated Employment Agreement, dated October 9, 2020, between the Company and Dr. Singh (the “Employment Agreement”).

As of September 1, 2021, Dr. Singh accepted a role as an Adjunct Professor at Stanford University, where he will be teaching and conducting research into various aspects of craniofacial sleep medicine. The Company believes that Dr. Singh’s appointment could potentially result in a number of new growth and exposure opportunities for the Company. The Company further believes that Dr. Singh’s sabbatical will not impact Company operations as his primary duties have been in publishing, research, and lecturing at various medical and dental conferences and Company-sponsored events.

Pursuant to the Agreement, Dr. Singh’s sabbatical will be for a period of twelve (12) months from September 1, 2021, during which time Dr. Singh’s benefits and compensation shall remain the same. Dr. Singh will retain his title as Chief Medical Officer during his sabbatical, but pursuant to the Agreement, he has resigned as a member of the Company’s board of directors (the “Board”), effective September 22, 2021.

Dr. Singh’s duties and responsibilities while on sabbatical, which are reduced from Dr. Singh’s duties and responsibilities as set forth in the Employment Agreement, include: (i) advising Company regulatory personnel and consultants concerning clinical studies, on an as-needed basis (ii) collaborating with Company personnel on new device development, and (iii) attending and/or making presentations at national, regional, local, and international assemblies and conferences as a Company representative. Dr. Singh shall be eligible for earning incentive compensation on achievement of certain milestone and performance objectives pursuant to the Employment Agreement.

The Agreement provides that thirty (30) days prior to the expiration of the Agreement, the Board will, following a request from Dr. Singh, determine whether to fully reinstate, or modify, Dr. Singh’s regularly assigned job duties and responsibilities as provided for under the Employment Agreement. A determination not to reinstate such regularly assigned job duties shall constitute an event of “Good Reason” under Section 4(d)(i) of the Employment Agreement. The Agreement also provides for an option to extend the sabbatical, at the Company’s discretion, upon a request from Dr. Singh.

The Board’s nominating and governance committee will, at their discretion, consider a subsequent appointment to fill Dr. Singh’s position on the Board at a future date, provided that, in the event of the reinstatement of Dr. Singh’s regularly assigned job duties and responsibilities, he will become eligible for nomination to the Company’s Board, such nomination not to be unreasonably withheld.

Except as modified by the Agreement, the Employment Agreement remains the same and in full force and effect. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

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9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Sabbatical Agreement dated September 22, 2021, by and between Vivos Therapeutics, Inc. and Dr. G. Dave Singh.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K and any statements of the Company’s management made in connection therewith contain “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events, particularly with respect to the public offering described herein. Words such as “may”, “should”, “expects”, “intends”, “plans”, “believes”, “anticipates”, “hopes”, “estimates” and variations of such words and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks and are based upon a number of assumptions and estimates, which are inherently subject to significant uncertainties and contingencies, many of which are beyond the Company’s control. Actual results (including matters related to Dr. Singh’s sabbatical from the Company as described herein) may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the risk factors described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. The Company’s filings can be obtained free of charge on the SEC’s website at www.sec.gov. Except to the extent required by law, the Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVOS THERAPEUTICS, INC.

Dated: September 27, 2021	By:	/s/ R. Kirk Huntsman
	Name:	R. Kirk Huntsman
	Title:	Chief Executive Officer

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